October 16, 1996



MLCC Mortgage Investors, Inc.
4802 Deer Lake Drive East
Jacksonville, Florida  32246


          Re:  MLCC Mortgage Investors, Inc.
               Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to MLCC Mortgage Investors, Inc., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Certificates (the "Certificates") that evidence interests in, or securities backed by, certain pools of mortgage loans. Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee and a master servicer, each to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of Prospectus -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in both the Prospectus and the Prospectus Supplement, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on the date hereof for the registration of such Certificates under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                         /s/ Brown & Wood llp
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                                             Brown & Wood llp